---------------------------
                                                            FILED
                                                       In the Office of the
                                                    Secretary of state of Texas

                                                          APR 13 2000

                                                     Corporations Section
                                                    ---------------------------


                           ARTICLES OF INCORPORATION
                                       OF
                               GAMEHAPPY.COM INC.




                                  ARTICLE ONE

The name of the Corporation is: GameHappy.com Inc.

                                  ARTICLE TWO

The period of its duration is perpetual.

                                 ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is Ten Million of the par value of One Dollars ($1.00) each.

                                  ARTICLE FIVE

The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of a stated sum which shall be at least One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE SIX

The street address of its initial registered office is 204 South Parker, Bryan, TX 77803 and the name of its initial registered agent is Sally A. Davis.

                                 ARTICLE SEVEN

The number of directors constituting the initial board of directors is One, and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected are:

Name                    Mailing Address
Michael A. Davis        1000 Winding Road, College Station, TX  77840

                                 ARTICLE EIGHT

The board of directors is empowered to make, alter or repeal, the bylaws of the corporation without restriction of their powers conferred by statute.

                                  ARTICLE NINE

The name and address of each incorporation is:

Name                    Mailing Address
Sally A. Davis          1000 Winding Road, College Station, TX  77840

                                  ARTICLE TEN

The powers of the incorporators cease upon filing the Articles of Incorporation.

                                 ARTICLE ELEVEN

A. This corporation is considered to be a close corporation.
B. All shares are subject to one or more transfer restrictions listed in article
   2.22 of the Texas Business Corporations Act.
C. No shares are the subject of a public offering.


We, the undersigned, for the purpose of forming a corporation under the Texas Business Corporations Act, endorse these Articles and certify that these facts are true. We have signed this on the 10th Day of April, 2000.

Dated at:       Bryan
State of:       Texas
County of:      Brazos


Sally A. Davis         /s/  Sally A. Davis
                       -------------------

STATE OF TEXAS)
COUNTY OF BRAZOS)

Before me a notary public, on this day personally appeared Sally A. Davis, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 10th day of April, A.D., 2000.


[Seal   MARTIN MORALES
       Notary Public, State of Texas           /s/ Martin Morales
        My Commission Expires                  -----------------------------
         APRIL 29, 2003]                       Notary Public, State of Texas

                                                My commission expires:
                                                4-29, 2003